Exhibit 15.1

Assentsure PAC UEN: 201816648N 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648 https://assentsure.com.sg/

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (file no. 333-284912) of our report dated April 30, 2025, with respect to the consolidated financial statements of NFT Limited and its subsidiaries, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Assentsure PAC

Singapore

April 30, 2025